As filed with the Securities and Exchange Commission on September 3, 1999
                                                   Registration No. 333-_______
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ALPHANET SOLUTIONS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

              NEW JERSEY                               22-2554535
   (State or Other Jurisdiction of        (I.R.S. Employer Identification No.)
    Incorporation or Organization)

                               7 RIDGEDALE AVENUE
                         CEDAR KNOLLS, NEW JERSEY 07927
          (Address, including Zip Code, of Principal Executive Offices)

                                 1995 STOCK PLAN
                            (Full Title of the Plan)

                                DONALD A. DEIESO
                      PRESIDENT and CHIEF EXECUTIVE OFFICER
                            ALPHANET SOLUTIONS, INC.
                               7 RIDGEDALE AVENUE
                         CEDAR KNOLLS, NEW JERSEY 07927
                                 (973) 267-0088
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)
                             ----------------------

                                 With a copy to:
                                  JOSEPH LUNIN
                        PITNEY, HARDIN, KIPP & SZUCH LLP
                                  P.O. BOX 19457
                          MORRISTOWN, NEW JERSEY 07962
                                 (973) 966-6300

                         CALCULATION OF REGISTRATION FEE
------------------------------ ----------------------- ---------------------- ---------------------- -----------------------
          Title of                     Amount            Proposed Maximum       Proposed Maximum           Amount of
        Securities to                  to be              Offering Price            Aggregate             Registration
        be Registered             Registered(1)(2)         Per Share(3)          Offering Price               Fee
------------------------------ ----------------------- ---------------------- ---------------------- -----------------------
------------------------------ ----------------------- ---------------------- ---------------------- -----------------------
        Common Stock,                 252,900                 $4.6565             $1,177,628.85             $327.38
       $0.01 Par Value

------------------------------ ----------------------- ---------------------- ---------------------- -----------------------

    (1) Does not include 747,100 shares of Common Stock that may be issued pursuant to the 1995 Stock Plan (the "Plan"), that were previously registered under the Company's Registration Statement on Form S-8, filed on January 31, 1997 (No. 333-20851).

    (2) In addition, pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement also relates to an indeterminate number of shares of Common Stock that may be issued pursuant to anti-dilution provisions contained in the Plan.

    (3)  Estimated solely for the purpose of calculating the  registration  fee.
         Such estimate has been computed in accordance  with Rule  457(h)(1) and
         Rule  457(c)   based  on  the  average  high  and  low  prices  of  the
         Registrant's  Common Stock as reported on the NASDAQ National Market on
         September 1, 1999.

                             REGISTRATION STATEMENT
                            FOR ADDITIONAL SECURITIES
                                   ON FORM S-8

                           Incorporation by Reference

         This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 252,900 shares of Common Stock that may be issued under the 1995 Stock Plan (the "Plan") as a result of an increase in the number of shares that may be offered under the Plan. 747,100 shares of Common Stock that may be issued under the Plan were previously registered under Registration Statement on Form S-8 filed on January 31, 1997 (No. 333-20851). Registration Statement on Form S-8 filed on January 31, 1997 (No. 333-20851) is incorporated by reference herein pursuant to General Instruction E to Form S-8.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cedar Knolls, New Jersey, on this 31st day of August, 1999.

                            ALPHANET SOLUTIONS, INC.

     By: DONALD A. DEIESO                        By: DAVID M. GORDON
        ---------------------                       --------------------
         Donald A. Deieso                                David M. Gordon
      Chief Executive Officer                       Chief Financial Officer
   (Principal Executive Office                   (Principal Accounting Officer
                                                and Principal Financial Officer)

            KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Donald A. Deieso and David M. Gordon, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution for him and in his name, place and stead in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming what said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

            Signature                 Title                           Date
            ---------                 -----                           ----


   DONALD A. DEIESO
   __________________________                                    August 31, 1999
   Donald A. Deieso           Chief Executive Officer, President
                              and Director
                              (Principal Executive Officer)
   DAVID M. GORDON
   __________________________                                    August 31, 1999
   David M. Gordon            Vice President, Treasurer and
                              Chief Financial Officer
   STANLEY GANG
   __________________________                                    August 31, 1999
   Stanley Gang               Chairman of the Board of Directors

   MICHAEL GANG
   __________________________                                    August 31, 1999
   Michael Gang               Director

   IRA COHEN
   __________________________                                    August 31, 1999
   Ira Cohen                  Director

   THOMAS DORAZIO
   __________________________                                    August 31, 1999
   Thomas Dorazio             Director

                                INDEX TO EXHIBITS

   Exhibit No.       Description

       4.1           1995 Stock Plan.

        5 Opinion of Pitney, Hardin, Kipp & Szuch, as to the legality of the securities being registered.

      23.1           Consent of PricewaterhouseCoopers LLP.

      23.2           Consent of Pitney, Hardin, Kipp & Szuch (included in
                     Exhibit 5 hereto).

       24            Power of Attorney (included on signature page hereto).